Exhibit 10 (ww)
Norfolk Southern Corporation Long-Term Incentive Plan
Award Agreement

Restricted Stock Units
With Pro-Rata Distribution If Retirement Before October 1 of Award Year

    This AGREEMENT dated as of /$GrantDate$/ (Award Date), between NORFOLK SOUTHERN CORPORATION (Corporation), a Virginia corporation, and /$ParticipantName$/ (Participant), Employee ID No. /$UserText1$/.

1.Award Contingent Upon Execution of this Agreement and of Non-Compete. This Award is contingent upon the Participant’s execution of this Agreement and the associated non-compete agreement, which is a condition precedent to this Award. This Award shall be void, and the Participant shall not be entitled to any rights hereunder, unless the Participant executes this Agreement and the non-compete agreement on or before /$AcceptByDate$/, and thereafter fully complies with their terms. The Participant will be paid the first Dividend Equivalent payable under Section 4 of this Agreement only if the Participant executes this Agreement and the associated non-compete agreement on or before <Date_2>.

2.Terms of Plan Govern. The Award made hereunder is made pursuant to the Norfolk Southern Corporation Long-Term Incentive Plan (Plan), all the terms and conditions of which are deemed to be incorporated in this Agreement and which forms a part of this Agreement. The Participant agrees to be bound by all the terms and provisions of the Plan and this Agreement, and by all determinations of the Committee thereunder. Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan.

3.Award of Restricted Stock Units. The Corporation hereby grants to the Participant on Award Date /$AwardsGranted$/ Restricted Stock Units. Each Restricted Stock Unit is a contingent right to receive a Restricted Stock Unit Share, subject to the restrictions and other terms and conditions set forth in the Plan and this Agreement. Each Restricted Stock Unit shall equal the Fair Market Value of one share of the Common Stock of the Corporation on the date all applicable restrictions lapse.

    The Participant’s Award of Restricted Stock Units shall be recorded in a memorandum account. The Participant shall have no beneficial ownership interest in the Common Stock of the Corporation represented by the Restricted Stock Units awarded. The Participant shall have no right to vote the Common Stock represented by the Restricted Stock Units awarded or to receive dividends, except for Dividend Equivalent payments as set forth below.

(a)Restriction Periods. The Restricted Stock Units are subject to Restriction Periods which shall terminate ratably in installments over four years from the Award Date on each annual anniversary of the Award Date or, if Corporation’s Common Stock is not traded on any such anniversary date, on the next preceding date on which the Corporation’s Common Stock is traded. If the termination of a Restriction Period will result in a fractional share, then the amount shall be rounded down to the nearest whole share and the Restriction Period for all fractional shares shall terminate upon the expiration of the last Restriction Period for the Award.

(b)Restrictions. Until the expiration of the Restriction Period or the lapse of restrictions in the manner provided in paragraph 3(c) of this Agreement, Restricted Stock Units shall be subject to the following restrictions:

i.the Participant shall not be entitled to receive the Restricted Stock Unit Shares to which the Participant may have a contingent right to receive in the future;

ii.the Restricted Stock Units may not be sold, transferred, assigned, pledged, conveyed, hypothecated, used to exercise options, or otherwise disposed of; and

iii.the Restricted Stock Units may be forfeited immediately as provided in this Agreement and in the Plan.

(c)Forfeiture of Restricted Stock Units.

i.If the Participant’s employment is terminated by reason of the Retirement of the Participant before October 1, <Year_of_Grant>, then a portion of the Restricted Stock Units shall be forfeited immediately and all rights of the Participant to such Units shall terminate immediately without further obligation on the part of the Corporation or any Subsidiary Company. The portion to be forfeited under this paragraph will be determined by dividing the number of Restricted Stock Units granted under

Exhibit 10 (ww)
Section 3(a) by 12, rounding to the nearest whole number, and then multiplying the result by the number of months in which the Participant was not employed by the Corporation during the year.

ii.If the Participant’s employment is terminated for any reason other than Retirement, Disability, or death, any Restricted Stock Units that are subject to a Restriction Period shall be forfeited immediately without further obligation on the part of the Corporation or any Subsidiary Company, and all rights of the Participant with respect to such Restricted Stock Units shall terminate. If the Participant is granted a leave of absence before the expiration of the Restriction Period, the Participant shall not forfeit any rights with respect to any Restricted Stock Units subject to the Restriction Period, except for Dividend Equivalent Payments as provided in Section 4 of this Agreement, unless the Participant’s employment with the Corporation or a Subsidiary Company terminates at any time during or at the end of the leave of absence and before the expiration of the Restriction Period, at which time all rights of the Participant with respect to such Restricted Stock Units shall terminate without further obligation on the part of the Corporation or any Subsidiary Company.

iii.Notwithstanding any provision of this Agreement to the contrary, if the Participant’s employment is terminated by reason of the Retirement or Disability of the Participant, and the Participant Engages in Competing Employment within a period of two years following Retirement or Disability, and before the expiration of the Restriction Period, then any Restricted Stock Units subject to a Restriction Period shall be forfeited immediately and all rights of the Participant to such Units shall terminate without further obligation on the part of the Corporation or any Subsidiary Company.
A Participant “Engages in Competing Employment” if the Participant works for or provides services for any Competitor, on the Participant’s own behalf or on behalf of others, including, but not limited to, as a consultant, independent contractor, director, owner, officer, partner, joint venturer, or employee. For this purpose, a “Competitor” is any entity in the same line of business as the Corporation in North American markets in which the Corporation competes, including, but not limited to, any North American Class I rail carrier, any other rail carrier competing with the Corporation (including without limitation a holding or other company that controls or operates or is otherwise affiliated with any rail carrier competing with the Corporation), and any other provider of transportation services competing with Corporation, including motor and water carriers.

Moreover, notwithstanding any provision of this Agreement to the contrary, the Restricted Stock Units shall be forfeited immediately and all rights of the Participant to such Units shall terminate if:
A.the Participant’s employment is terminated by reason of the Retirement or Disability of the Participant before the expiration of the Restriction Period, and
B.it is determined that the Participant engaged in any of the following:
1.the Participant engaged in an act of fraud, embezzlement, or theft in connection with the Participant’s duties or in the course of the Participant’s employment with the Corporation or Subsidiary Company; or
2.the Participant disclosed confidential information in violation of a confidentiality agreement with the Corporation or a Subsidiary Company, or otherwise in violation of the law.
A determination under this paragraph shall be made by the Committee with respect to a participant who was, at any time, employed at the level of Vice President or above, and this determination shall be made by the Vice President Human Resources with respect to all other participants, and in either situation upon consultation with the Corporation’s chief legal officer.

Participant understands that nothing in this Agreement (1) prohibits or impedes Participant from reporting possible violations of federal law or regulation to any governmental agency or entity (including but not limited to the Department of Justice, the Securities and Exchange Commission (SEC), the Congress, and any agency Inspector General), from making other disclosures that are protected under the whistleblower provisions of federal law or regulation, or from receiving a monetary award from the SEC related to participation in an SEC investigation or proceeding, or (2) requires Participant to obtain prior authorization of the Corporation to make any such reports or disclosures or to notify the Corporation of such reports or disclosures.

(d)Distribution of Restricted Stock Units.

i.Restricted Stock Units that are not forfeited as provided above shall vest upon the expiration of each Restriction Period. Notwithstanding the foregoing, (A) if the Participant dies after Retirement, then Restricted Stock Units that were not forfeited as provided in Section 3(c)(i) above shall vest upon the Participant’s death, and the Restriction Periods on those Restricted Stock Units shall lapse immediately, and (B) if the Participant dies while employed by the Corporation, or the Participant dies after Disability, and before the entire Award has been distributed, then the Restricted Stock Units shall all

Exhibit 10 (ww)
vest upon the Participant’s death, and all the Restriction Periods on the Restricted Stock Units shall lapse immediately.

ii.Upon each vesting and expiration of the Restriction Periods applicable to the Restricted Stock Units, a whole number of shares of Common Stock of the Corporation equal to the number of Restricted Stock Units on the date Restriction Period ended shall be distributed to the Participant or the Participant’s Beneficiary in the event of the Participant’s death, subject to tax withholding as provided in Section 6 of this Agreement. At all times until the shares of Common Stock of the Corporation, if any, are actually issued in accordance with this Section, the Award remains an unfunded, unsecured promise to deliver shares in the future.

iii.The Committee, in its sole discretion, may waive any or all restrictions with respect to Restricted Stock Units. Notwithstanding any waiver, any delivery of Restricted Stock Units to the Participant may not be made earlier than delivery would have been made absent such waiver of restrictions.

4.Dividend Equivalent Payments. Except as otherwise provided herein, the Corporation shall make to a Participant who holds Restricted Stock Units on the declared record date a cash payment on the number of shares of Common Stock represented by the Restricted Stock Units held by Participant on such record date. Each dividend equivalent shall be equal to the regular quarterly dividend declared by the Board of Directors of the Corporation and paid on Common Stock, and payable on or about the date on which the Corporation pays the regular quarterly dividend on its Common Stock in accordance with the Corporation’s normal dividend payment practice as may be determined by the Committee, in its sole discretion. Dividend equivalent payments shall not be made during a Participant’s leave of absence.

5.Savings Clause for Rules of Professional Responsibility. Nothing contained in this Agreement will operate or be construed to restrict a lawyer in the practice of law in contravention of Rule 5.6 of the Georgia Rules of Professional Conduct or a similar professional conduct rule applicable to a lawyer who is an active member of any other state bar.

6.Tax Withholding. The minimum necessary tax withholding obligation with respect to an award of Restricted Stock Units will be satisfied with shares of Common Stock of the Corporation based on the Fair Market Value of the Corporation’s Common Stock on the expiration of the Restriction Period with respect to such Restricted Stock Units, regardless of when any such Common Stock is actually delivered to the Participant’s account. Unless otherwise determined by the Corporation, the value of any fractional share amount created as a result of withholding will be added to the federal tax withholding amount.

7.Nontransferability. This Agreement and the RSUs granted to the Participant shall not be subject to any assignment, pledge, levy, garnishment, attachment, or other attempt to assign or alienate such shares prior to their delivery to Participant (or Participant’s beneficiary), including, without limitation, under any domestic relations order, and any such attempted assignment or alienation shall be null, void, and of no effect.

8.Governing Law. The Participant agrees that this Award shall be governed by and interpreted in accordance with the laws of the State of Georgia without regard to Georgia’s choice of law rules. The Participant consents to the personal jurisdiction of the federal and/or state courts serving the State of Georgia and waives any defenses of forum non conveniens. The Participant agrees that any and all initial judicial actions related to this Award shall only be brought in the United States District Court for the Northern District of Georgia, Atlanta Division, or the Georgia State-wide Business Court, regardless of the place of Participant’s residence or work location at the time of such action.

    IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer, and the Participant has executed this Agreement by his or her electronic acceptance hereof, in acceptance of the above-mentioned Award, subject to the terms of the Plan and of this Agreement, all as of the day and year first above written.

                 By:
                        NORFOLK SOUTHERN CORPORATION

Exhibit 10 (ww)
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Exhibit 10 (ww)
<Year> Non-Compete Agreement
Associated With Award Agreement Under
The Norfolk Southern Corporation Long-Term Incentive Plan

THIS AGREEMENT (the “Agreement”) is executed by and between /$ParticipantName$/ (“Employee”) and Norfolk Southern Corporation (“NS” or “Corporation”). Employee has received this Agreement in conjunction with an award agreement under the Norfolk Southern Corporation Long-Term Incentive Plan (“LTIP” or “Plan”). The term NS or Corporation includes NS’ subsidiaries and affiliated companies including, but not limited to, Norfolk Southern Railway Company and its rail subsidiaries.

WHEREAS, Employee is a participant in the LTIP and is eligible to receive an award under such Plan, subject to certain terms and conditions of that Plan; and

WHEREAS, execution of this Agreement is a condition precedent to Employee’s receipt of an award under the LTIP; and

WHEREAS, Employee acknowledges that he or she has been afforded at least 14 days to review the Agreement, and that he or she has been advised to consult with an attorney before signing this Agreement; and

WHEREAS, Employee is willing to enter into this Agreement and deliver same to NS to satisfy that condition in order to receive an award under the LTIP.

NOW THEREFORE the parties hereto do hereby covenant and agree as follows:

1.NS agrees that, upon Employee executing this Agreement, Employee will be provided an award under the LTIP on the terms and conditions set forth in an Award Agreement and will continue to receive confidential NS business and operational information as required by the duties of his or her position.

2.Employee agrees that the LTIP award is consideration for entering into this Agreement and that in consideration of the award Employee will abide by the covenants and obligations contained in this Agreement.

3.From the last date of his or her employment with the Corporation and for a period of one (1) year thereafter, and irrespective of the reason for such separation, whether voluntary or involuntary, Employee will not, on his or her own behalf or in the service of or on behalf of others, including, but not limited to, as a consultant, independent contractor, director, owner, partner, joint venturer, or employee:

(a)work for or provide services to any “competitor” of the Corporation (i) “in a capacity involving substantially the same or similar work he or she performed for the Corporation” in the two (2) years preceding the last date of his or her employment with the Corporation, or (ii) as a director.

(b)solicit, recruit, entice, or persuade any employee of the Corporation to leave the employment of the Corporation in order to work for or provide services for any “competitor” of the Corporation, “in a capacity involving substantially the same or similar work the employee performed for the Corporation” in the previous two (2) years.

(c)solicit, contact, attempt to divert, or appropriate any “customer or account” of the Corporation for the purpose of “providing the same or similar services as provided by the Corporation.”

The term “competitor” for this paragraph 3 is any North American Class I rail carrier (including, without limitation, a holding or other company that controls or operates, or is controlled by or under common control with, any North American Class I rail carrier). The phrase “in a capacity involving substantially the same or similar work he or she performed for the Corporation,” in sub-paragraph (a) above, means being involved in the same work or closely related work to that which Employee performed for the Corporation and, if Employee occupied a position at the vice president level or above for the Corporation, includes, without limitation, any work at the vice president level or above for a competitor. The phrase “in a capacity involving substantially the same or similar work the employee performed for

Exhibit 10 (ww)
the Corporation,” in sub-paragraph (b) above, means being involved in the same work or closely related work to that which the employee performed for the Corporation and, if the employee occupied a position at the vice president level or above for the Corporation, includes, without limitation, any work at the vice president level or above for a competitor. The phrase “providing the same or similar services as provided by the Corporation” in sub-paragraph (c) above, means being in the same or closely related line of business as the Corporation for or on behalf of a competitor of the Corporation. A “customer or account” is defined as any individual or entity with whom Employee worked on behalf of the Corporation within two (2) years of his or her last date of employment with the Corporation; provided, however, that any individual or entity that ceased its business relationship with Corporation during this two (2) year period, and did not thereafter resume such relationship, for reasons not related to the Employee, will not be considered a “customer” or “account.”

Nothing contained in this paragraph 3 will operate or be construed to restrict a lawyer in the practice of law in contravention of Rule 5.6 of the Georgia Rules of Professional Conduct or a similar professional conduct rule applicable to a lawyer who is an active member of any other state bar.

4.Employee covenants and agrees that any confidential or proprietary information acquired by him or her during his or her employment with the Corporation (including information of or concerning a customer of the Corporation) is the exclusive property of the Corporation, and Employee acknowledges that he or she has no ownership interest or right of any kind to said property. Except as otherwise required by law, Employee agrees that during his or her employment with the Corporation and after the termination of that employment, and irrespective of the reason for such separation, whether voluntary or involuntary, he or she will not, either directly or indirectly, use, access, disclose, or divulge to any unauthorized party, for his or her own benefit or to the detriment of the Corporation, any confidential or proprietary information of the Corporation which he or she may have acquired or been provided during his or her employment with the Corporation, whether or not developed or compiled by the Employee, and whether or not Employee was authorized to have access to such information. Nothing herein shall affect Employee’s obligations as set forth in the Patent Agreement between Employee and the Corporation.

For the purposes of the above, the term “confidential or proprietary information” includes, without limitation, the identity of or other facts relating to the Corporation, its customers and accounts, its marketing strategies, financial data, trade secrets, other intellectual property, or any other information acquired by the Employee as a result of his or her employment with the Corporation such that if such information were disclosed, such disclosure could act to the prejudice of the Corporation. The term “confidential or proprietary information” does not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of the Corporation. The term “unauthorized party” means any firm, entity (including governmental entities), or person (whether outsiders or employees of the Corporation), who is not specifically authorized by the Corporation to receive such confidential or proprietary information.

Employee agrees that if he or she believes that he or she is required by law or otherwise to reveal any confidential or proprietary information of the Corporation, he or she or his or her attorney, except as otherwise prohibited by law, will promptly contact NS’s Law Department prior to disclosing such information in order that the Corporation can take appropriate steps to safeguard the disclosure of such confidential and proprietary information.

Nothing in this paragraph or Agreement should be construed, either expressly or by implication, as limiting the maximum protections which may be available to the Corporation under appropriate state and federal common law or statute concerning the obligations and duties of the Employee to protect the Corporation’s property and/or confidential and proprietary information, including, but not limited to, under the federal Uniform Trade Secrets Act, the Defend Trade Secrets Act, the Virginia Uniform Trade Secrets Acts, or the Georgia Trade Secrets Act. Employee also acknowledges his or her duty to refrain from any action which would harm or have the potential to harm the Corporation, or the Corporation’s customers, including, but not limited to, breaching the fiduciary duties Employee owes the Corporation, both during the Employee’s employment and after the termination of that employment.

Employee understands that nothing in this Agreement (1) prohibits or impedes Employee from reporting possible violations of federal law or regulation to any governmental agency or entity (including but not limited to the Department of Justice, the Securities and Exchange Commission (SEC), the Congress, and any agency Inspector General), from making other disclosures that are protected under the whistleblower provisions of federal law or regulation, or from receiving a monetary award from the SEC related to participation in an SEC investigation or proceeding, or (2) requires

Exhibit 10 (ww)
Employee to obtain prior authorization of the Corporation to make any such reports or disclosures or to notify the Corporation of such reports or disclosures.

Pursuant to 18 USC § 1833(b), an individual may not be held criminally or civilly liable under any federal or state trade secret law for disclosure of a trade secret: (i) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; and/or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, an individual suing an employer for retaliation based on the reporting of a suspected violation of law may disclose a trade secret to his or her attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and the individual does not disclose the trade secret except pursuant to court order.

5.Employee acknowledges and agrees that the breach of this Agreement, or any portion thereof, may result in irreparable harm to the Corporation, the monetary value of which could be difficult to establish. Employee therefore agrees and consents that the Corporation shall be entitled to injunctive relief or such other equitable relief as is necessary to prevent a breach by Employee of any of the covenants or provisions contained in this Agreement. Nothing contained in this paragraph shall be construed as prohibiting the Corporation from pursuing any legal remedies available to the Corporation for such breach of this Agreement, including the recovery of damages from the Employee.

6.The parties agree that this Agreement shall be governed by and interpreted in accordance with the laws of the State of Georgia without regard to Georgia’s choice of law rules. Employee consents to the personal jurisdiction of the federal and/or state courts serving the State of Georgia and waives any defenses of forum non conveniens. The parties agree that any and all initial judicial actions instituted under this Agreement or relating to its enforceability shall only be brought in the United States District Court for the Northern District of Georgia, Atlanta Division, or the Georgia State-wide Business Court, regardless of the place of Employee’s residence or work location at the time of such action.

7.Each provision and sub-provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or sub-provision of this Agreement shall be adjudged to be invalid under applicable law, the remainder of the Agreement is severable and shall continue in full force and effect. Should a court of competent jurisdiction declare any of the provisions of paragraphs 3 or 4, or other paragraphs, invalid or unenforceable, the parties acknowledge and agree that the court may revise or reconstruct such invalid or unenforceable provisions to better effectuate the parties’ intent to reasonably restrict the activity of the Employee to the greatest extent afforded by law and needed to protect the business interests of the Corporation.

8.Employee understands and agrees that nothing in this Agreement creates a contract of employment for any specific duration. The obligations contained in this Agreement shall survive the termination of the Employee’s employment with the Corporation, however caused, and irrespective of the existence of any claim or cause of action by the Employee against the Corporation.

9.This Agreement is effective as of the date of the Employee’s electronic acceptance of both this Agreement and the corresponding Award Agreement(s) under LTIP. The terms of this Agreement (and all associated remedial provisions of this Agreement) shall continue until cancelled by a subsequent written agreement between the parties.